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Exhibit 99.1

News Release

FOR FURTHER INFORMATION:

COMPANY:		WEB SITE:
Martin Grossman	Nancy Brown	www.ittesi.com
Senior Vice President	Director Corporate Relations
(317)706-9207	(317)706-9260

ITT EDUCATIONAL SERVICES, INC. REPORTS 50 PERCENT INCREASE IN EPS IN SECOND
QUARTER 2003, NEW STUDENT INCREASE OF 15.8 PERCENT

INDIANAPOLIS, IN, July 17, 2003—ITT Educational Services, Inc. (NYSE: ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that earnings per share ("EPS") in the second quarter of 2003 increased 50.0 percent to $0.21 compared to $0.14 in the second quarter of 2002. New student enrollment in the second quarter of 2003, excluding international enrollments and enrollments at two of its institutes that have stopped recruiting new students and are gradually ceasing operations, increased 15.8 percent to 8,665 compared to 7,485 in the same period of 2002. Total student enrollment as of June 30, 2003, excluding international enrollments and enrollments at the two institutes that are gradually ceasing operations, increased 6.6 percent to 33,153 compared to 31,113 as of June 30, 2002. The Company provided the following information for the three and six months ending June 30, 2003:

Three Months Ending June 30th Financial and Operating Results
(Dollars in millions, except earnings per share and revenue per student)

	2003		2002		Increase/ (Decrease)
Revenues(1)	$124.8		$108.3		15.2%
Operating Income	$15.5		$10.1		52.8%
Operating Margin	12.4%		9.3%		310 basis points
Net Income	$9.8		$6.8		45.8%
EPS (diluted)	$0.21		$0.14		50.0%
Return on Equity (TTM)(2)	57.3%		52.7%		460 basis points
New Student Enrollment(3)	8,665		7,485		15.8%
Continuing Students(3)	24,488		23,628		3.6%
Total Student Enrollment as of June 30th(3)	33,153		31,113		6.6%
Online Course Registrations(4)	868	(5)	97	(6)	895.0%
Revenue Per Student	$3,863		$3,496		10.5%
Cash, Cash Equivalents and Marketable Debt Securities as of June 30th	$168.4		$125.1		34.7%
Bad Debt Expense as a Percent of Revenues	1.2%		1.3%		(10) basis points
Days Sales Outstanding as of June 30th	6.1		9.4		(3.3) days
Deferred Tuition Revenue as of June 30th	$95.0		$77.4		22.8%
Debt	$0.0		$0.0		—
Fully Diluted Shares of Common Stock Outstanding	45,921,000		47,155,000		—
Shares of Common Stock Repurchased	28,000	(7)	0		—
Land and Building Purchases	$9.7	(8)	$0.0		—
Number of New Colleges Opened	1	(9)	1	(10)	—
Capital Expenditures	$4.3		$6.2		(31.1)%

ITT Educational Services, Inc.
13000 North Meridian Street, Carmel, IN 46032

Six Months Ending June 30th Financial and Operating Results
(Dollars in millions, except earnings per share)

	2003		2002		Increase/ (Decrease)
Revenues(1)	$243.8		$213.4		14.2%
Operating Income	$29.1		$20.0		45.6%
Operating Margin	12.0%		9.4%		260 basis points
Net Income	$18.5		$13.2		40.8%
EPS (diluted)	$0.40		$0.28		42.9%
Shares of Common Stock Repurchased	1,078,000	(11)	1,150,000	(12)	—
Land and Building Purchases	$17.3	(13)	$0.0		—
Capital Expenditures	$6.0		$9.3		(35.5)%
New Student Enrollment(14)	15,878		14,199		11.8%

(1)
In an effort to improve revenue comparability to its peers, the Company reported that, effective June 30, 2003, it began classifying tuition and fee refunds resulting from student withdrawals as a reduction of revenue. Previously, the Company included tuition and fees from withdrawing students in Revenues and recorded an offsetting expense in Cost of educational services. The new classification had no impact on the Company's Net income.

(2)
Represents return on equity for the trailing 12 months.

(3)
Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations. In the three months ending June 30, 2003, there were 12 new student enrollments at those two colleges compared to 88 in the three months ending June 30, 2002. As of June 30, 2003, the combined total student enrollment at those two colleges was 290 compared to 444 as of June 30, 2002.

(4)
Represents the number of online courses that students were registered to take.

(5)
As of June 30, 2003.

(6)
As of June 30, 2002.

(7)
For approximately $0.8 million or at an average price of $27.28 per share.

(8)
Represents one of the Company's colleges and its corporate offices.

(9)
Duluth (Atlanta), Georgia commenced its first class in June 2003.

(10)
Springfield, Virginia (Washington, D.C.) commenced its first class in June 2002.

(11)
For approximately $28.7 million or at an average price of $26.65 per share.

(12)
For approximately $24.6 million or at an average price of $21.35 per share.

(13)
Represents three of the Company's colleges and its corporate offices.

(14)
Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations. In the six months ending June 30, 2003, the combined new student enrollment at those two colleges was 32 compared to 192 in the same period in 2002.

        Rene R. Champagne, chairman and CEO of ITT/ESI said, "We experienced yet another strong financial performance in the second quarter of 2003 that resulted in a 50.0 percent increase in EPS. Our EPS of $0.21 in the second quarter of 2003 exceeded analysts' consensus estimates by 2 cents per share. This performance was driven primarily by increased total student enrollment, tuition increases and greater leveraging of the Company's operating costs. Lead generation in the second quarter remained strong and our lead conversion rate continued to improve, as evidenced by a 15.8 percent increase in new student enrollment. New student enrollment and total student enrollment in the first six months of 2003, excluding international enrollments and enrollments at the two institutes that are gradually ceasing operations, increased 11.8 percent compared to the same period in 2002 and 5.9 percent, respectively."

        Omer Waddles, president and COO of ITT/ESI said, "We continue to both increase the number of our colleges that are approved to award bachelor degrees and introduce new bachelor degree programs of study. As of June 30, 2003, a total of 44 ITT Technical Institutes were approved to offer bachelor degree programs and we continue to receive regulatory approvals to offer new bachelor degree programs at these colleges. In the first six months of 2003, we received 89 new program approvals. We plan to open our 76th college in Hilliard (Columbus), Ohio in September 2003 and our 77th college in Eden Prairie (Minneapolis), Minnesota in December 2003, assuming all of the required regulatory approvals are obtained in a timely fashion. Our 2+1 hybrid delivery model is now being used at 15 of our colleges. Under this model, full-time students take two courses in traditional classroom and lab settings on campus and a third course online during an academic quarter. In addition to increasing the appeal of our programs to working adults, the 2+1 model increases the capacity of our facilities, leading to improvements in our operating margin. As of June 30, 2003, 51 of our colleges had received the requisite regulatory approvals to offer the 2+1 hybrid delivery model. Our new master's degree program in business administration has received all of the requisite regulatory approvals and we have begun marketing this program for a fall class. We can offer this online MBA program in 34 states at this time."

        Kevin M. Modany, senior vice president and CFO said, "In the second quarter of 2003, operating margin increased 310 basis points primarily as a result of our greater leveraging of overhead costs, increased student enrollment, tuition price increases and various cost containment projects. We currently believe that we will achieve or exceed the high end of our previously announced goal of increasing 2003 operating margin in the range of 120 to 150 basis points over our operating margin of 14.7 percent for the full year of 2002. Other key metrics to note in the second quarter of 2003 include a 10.5 percent increase in revenue per student and a 460 basis point improvement of our Return on Equity over the trailing twelve months."

        Champagne concluded, "Based on our strong student enrollment increases and financial performance in the first six months of 2003, we are increasing our internal EPS goal for the full year of 2003 to a range of $1.20 to $1.21 from our previous goal of $1.16 to $1.19. We are also announcing that it is our internal goal for 2004 EPS to be in the range of $1.44 to $1.48 compared to current analysts' consensus estimates of $1.39."

        ITT/ESI intends to conduct a conference call and a live webcast open to the public today at 11:00 a.m. EDT to discuss this release. The webcast may be accessed on ITT/ESI's web site, located at www.ittesi.com and will also be available for replay.

        Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company's management concerning future developments and their potential effect on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the Company's eligibility to participate in, student financial aid programs utilized by the Company's students; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which the Company is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; effects of any change in ownership of the Company resulting in a change in control of the Company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the Company's ability to implement its growth strategies; receptivity of students and employers to the Company's existing program offerings and new curricula; loss of lender access to the Company's students for student loans; and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share and operating data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues (a)	$124,831	$108,325	$243,831	$213,437
Costs and Expenses (a)
Cost of educational services	72,449	65,508	140,782	128,963
Student services and administrative expenses	36,924	32,698	73,922	64,475

Total costs and expenses	109,373	98,206	214,704	193,438

Operating income	15,458	10,119	29,127	19,999
Interest income, net	550	808	998	1,295

Income before income taxes	16,008	10,927	30,125	21,294
Income taxes	6,163	4,174	11,598	8,134

Net income	$9,845	$6,753	$18,527	$13,160

Earnings per common share (b):
Basic	$0.22	$0.15	$0.41	$0.29
Diluted	$0.21	$0.14	$0.40	$0.28
Supplemental Data:
Cost of educational services	58.0%	60.5%	57.7%	60.4%
Student services and administrative expenses	29.6%	30.2%	30.3%	30.2%
Operating margin	12.4%	9.3%	12.0%	9.4%
Student enrollment at end of period	33,443	31,557	33,443	31,557
Technical institutes at end of period	75	71	75	71
Shares for earnings per share calculation (b):
Basic	44,830	45,925	44,922	46,037
Diluted	45,921	47,155	45,982	47,199

(a)
The reclassification with respect to withdrawing students reduced revenues and costs and expenses by $2,681 and $6,080 in the three and six month periods ended June 30, 2003, and by $2,505 and $4,936 in the three and six month periods ended June 30, 2002.

(b)
Earnings per common share and the number of shares in all prior periods have been restated to reflect the two-for-one stock split declared on May 10, 2002 that became effective on June 6, 2002.

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2003	December 31, 2002	June 30, 2002
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$156,212	$123,934	$99,817
Restricted cash	—	7,103	—
Marketable debt securities	12,188	25,671	25,235
Accounts receivable, net	8,322	8,973	11,191
Deferred and prepaid income tax	3,125	1,988	3,139
Prepaids and other current assets	5,619	5,597	8,292

Total current assets	185,466	173,266	147,674
Property and equipment, net	74,885	62,584	48,140
Direct marketing costs	10,618	10,609	10,918
Other assets	789	1,248	882

Total assets	$271,758	$247,707	$207,614

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$41,531	$18,162	$26,642
Accrued compensation and benefits	10,979	9,196	6,197
Other accrued liabilities	17,785	12,140	6,592
Deferred revenue	95,027	102,997	77,384

Total current liabilities	165,322	142,495	116,815
Deferred income tax	3,895	6,204	6,365
Minimum pension liability	8,041	8,041	3,022
Other liabilities	2,561	1,943	1,583

Total liabilities	179,819	158,683	127,785

Shareholders' equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $.01 par value, 150,000,000 shares authorized, 54,068,904 issued	540	540	540
Capital surplus	45,657	40,393	40,065
Retained earnings	190,342	184,409	154,288
Accumulated other comprehensive income (loss)	(4,888)	(4,888)	(1,837)
Treasury stock, 9,214,990, 8,986,267 and 8,056,264 shares, at cost	(139,712)	(131,430)	(113,227)

Total shareholders' equity	91,939	89,024	79,829

Total liabilities and shareholders' equity	$271,758	$247,707	$207,614

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Cash flows provided by (used for) operating activities:
Net income	$9,845	$6,753	$18,527	$13,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,597	5,503	11,013	10,765
Provision for doubtful accounts	1,540	1,457	3,542	3,520
Deferred taxes	(1,939)	134	(3,446)	537
Increase/decrease in operating assets and liabilities:
Marketable debt securities	16,076	(9,725)	13,483	15,833
Accounts receivable	(700)	(1,089)	(2,891)	(2,032)
Direct marketing costs	(63)	(435)	(9)	(398)
Accounts payable and accrued liabilities	31,917	298	31,424	11,519
Prepaids and other assets	3,531	4,414	437	(788)
Deferred revenue	(3,296)	(495)	(7,970)	232

Net cash provided by (used for) operating activities	62,508	6,815	64,110	52,348

Cash flows provided by (used for) investing activities:
Facility purchases	(9,662)	—	(17,303)	—
Capital expenditures, net	(4,254)	(6,174)	(6,011)	(9,312)

Net cash provided by (used for) investing activities	(13,916)	(6,174)	(23,314)	(9,312)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	(768)	—	(28,726)	(24,551)
Exercise of stock options	1,937	3,869	13,105	12,168

Net cash provided by (used for) financing activities	1,169	3,869	(15,621)	(12,383)

Net increase (decrease) in cash, cash equivalents and restricted cash	49,761	4,510	25,175	30,653
Cash, cash equivalents and restricted cash at beginning of period	106,451	95,307	131,037	69,164

Cash, cash equivalents and restricted cash at end of period	$156,212	$99,817	$156,212	$99,817

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ITT EDUCATIONAL SERVICES, INC. REPORTS 50 PERCENT INCREASE IN EPS IN SECOND QUARTER 2003, NEW STUDENT INCREASE OF 15.8 PERCENT
ITT EDUCATIONAL SERVICES, INC. CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share and operating data) (unaudited)
ITT EDUCATIONAL SERVICES, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)
ITT EDUCATIONAL SERVICES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)